UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Smith & Wesson Holding Corporation
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SMITH & WESSON HOLDING CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
September 18, 2006
     The Annual Meeting of Stockholders of Smith & Wesson Holding Corporation, a Nevada corporation, will be held at 9:00 a.m., on Monday, September 18, 2006 at Suite 700, 2375 East Camelback Road, Phoenix, Arizona, for the following purposes:
     1. To elect directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified.
     2. To approve amendments to our 2004 Incentive Stock Plan to qualify performance-vesting awards for a full tax deduction under Section 162(m) of the tax code and to revise the annual limits for grants under the plan.
     3. To ratify the appointment of BDO Seidman, LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending April 30, 2007.
     4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.
     These items of business are more fully described in the proxy statement accompanying this Notice.
     Only stockholders of record at the close of business on July 31, 2006 are entitled to notice of and to vote at the meeting.
     All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if the stockholder previously has returned a proxy.

Sincerely,

Springfield, Massachusetts	Ann B. Makkiya
August 14, 2006	Secretary

VOTING AND OTHER MATTERS
PROPOSAL ONE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TWO
PROPOSAL THREE
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNEX A
ANNEX B

SMITH & WESSON HOLDING CORPORATION
2100 Roosevelt Avenue
Springfield, Massachusetts 01104

PROXY STATEMENT

VOTING AND OTHER MATTERS
General
     The enclosed proxy is solicited on behalf of Smith & Wesson Holding Corporation, a Nevada corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Monday, September 18, 2006 at 9:00 a.m., or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at Suite 700, 2375 East Camelback Road, Phoenix, Arizona.
     These proxy solicitation materials were first mailed on or about August 14, 2006 to all stockholders entitled to vote at the meeting.
Voting Securities and Voting Rights
     Stockholders of record at the close of business on July 31, 2006, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 39,527,543 shares of our common stock, $0.001 par value per share.
     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the nine persons receiving the largest number of “for” votes of common stock of our company present in person or represented by proxy at the meeting and entitled to vote (a plurality) will be elected directors. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the approval of amendment to our 2004 Incentive Stock Plan and for the ratification of the appointment of BDO Seidman, LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending April 30, 2007.
     Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting and will determine whether a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.
Voting of Proxies
     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted “for” the election of the nominees set forth in this proxy statement, “for” the amendments to our 2004 Incentive Stock Plan, and “for” the ratification of the appointment of BDO Seidman, LLP as the independent auditor of our company for the fiscal year ending April 30, 2007.

Revocability of Proxies
     Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.
Solicitation
     We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or telegram, without additional compensation.
Annual Report and Other Matters
     Our 2006 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
     We will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended April 30, 2006 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
     Our Articles of Incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Our Articles of Incorporation provide that all directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified.
     A board of nine directors is to be elected at this meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company with the exception of David M. Stone. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.
     The Board of Directors recommends a vote “for” the nominees listed below.
     The following table sets forth certain information regarding the nominees for directors of our company:

Name	Age	Position
Barry M. Monheit	59	Chairman of the Board
Robert L. Scott	60	Vice Chairman of the Board
Michael F. Golden	52	President, Chief Executive Officer, and Director
Jeffrey D. Buchanan	50	Director (1)(2)
John B. Furman	62	Director (1)(2)(3)
Colton R. Melby	48	Director
Mitchell A. Saltz	53	Director
I. Marie Wadecki	57	Director (1)(3)
David M. Stone	54	Director Nominee

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominations and Corporate Governance Committee.
     Barry M. Monheit has served as a director of our company since February 2004. From July 1992 until January 1, 2005, Mr. Monheit was associated in various capacities with FTI Consulting, Inc., a multi-disciplined consulting firm listed on the New York Stock Exchange, serving as the President of its Financial Consulting Division from May 1999 through November 2001. Mr. Monheit was a partner with Arthur Andersen & Co. from August 1988 until July 1992, serving as partner-in-charge of its New York Consulting Division and partner-in-charge of its U.S. Bankruptcy and Reorganization Practice.
     Robert L. Scott has served as a director of our company since December 1999. Mr. Scott served as a consultant to our company from May 2004 until February 2006; President of our company from December 1999 until September 2002; Chairman of our wholly owned subsidiary, Smith & Wesson Corp., from January 2003 through December 5, 2003; and the President of Smith & Wesson Corp. from May 2001 until December 2002. From December 1989 to December 1999, Mr. Scott served as Vice President of Sales and Marketing and later as Vice President of Business Development of Smith & Wesson Corp. prior to its acquisition by our company.
     Michael F. Golden has served as the President and Chief Executive Officer and a director of our company since December 2004. Mr. Golden was employed in various executive positions with the Kohler Company from February 2002 until joining our company, with his most recent position being the President of its Cabinetry Division. Mr. Golden was the President of Sales for the Industrial/Construction Group of the Stanley Works Company from 1999 until 2002; Vice President of Sales for Kohler’s North American Plumbing Group from 1996 until 1998; and Vice President – Sales and Marketing for a division of Black and Decker where he was employed from 1981 until 1996.
     Jeffrey D. Buchanan has served as a director of our company since November 2004. Mr. Buchanan has been a principal of Echo Advisors, Inc., a corporate consulting and advisory firm focusing on mergers, acquisitions, and strategic planning, since February 2005. Mr. Buchanan served as Executive Vice President of Three-Five Systems, Inc., publicly traded electronic manufacturing services company, from June 1998 until February 2005; as Chief Financial Officer and Treasurer of that company from June 1996 until February 2005; and as Secretary of that company from May 1996 until February 2005. Mr. Buchanan served as Vice President – Finance, Administration, and Legal of that company from June 1996 until July 1998 and as Vice President – Legal and Administration of that company from May 1996 to June 1996. Mr. Buchanan served from June 1986 until May 1996 as a business lawyer with O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, most recently as a senior member of that firm. Mr. Buchanan was associated with the international law firm of Davis Wright Tremaine from 1984 to 1986, and he was a senior staff person at Deloitte & Touche from 1982 to 1984. Mr. Buchanan is a director of Synaptics Incorporated, a Nasdaq Global Select Market listed company that is a leading worldwide developer and supplier of custom-designed user interface solutions that enable people to interact with a wide variety of mobile computing, communications, entertainment, and other electronic devices, and a director of NuVision U.S., Inc., a privately owned display company. Three-Five Systems, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 8, 2005.
     John B. Furman has served as a director of our company since April 2004. Mr. Furman is as a consultant to public and private companies, with a focus on product commercialization, business transactions, and financial restructurings. Mr. Furman served as President and Chief Executive Officer of GameTech International, a publicly traded company involved in interactive bingo systems, from September 2004 until July 2005. Mr. Furman served as President and Chief Executive Officer and a director of Rural/Metro Corporation, a publicly owned provider of emergency and fire protection services, from August 1998 until January 2000. Mr. Furman was a senior member of the law firm of O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, from January 1983 until August 1998; he was Associate General Counsel of Waste Management, Inc., a New York Stock Exchange-listed provider of waste management services, from May 1977 until December 1983; and Vice President, Secretary, and General Counsel of the Warner Company, a New York Stock Exchange-listed company involved in industrial mineral extractions and processing, real estate development, and solid and chemical waste management, from November 1973 until April 1977. Mr. Furman is a director of MarineMax, Inc., a New York Stock Exchange-listed company that is the nation’s largest recreational boat dealer.
     Colton R. Melby has served as a director of our company since May 2001. Mr. Melby is a private investor. Mr. Melby served as President and Chief Operating Officer of our company from September 2002 through December 5, 2003. In addition, Mr. Melby served as Executive Vice President of our company from May 2002 until September 2002. Prior to joining our company, Mr. Melby was a strategic investor and independent business consultant. Mr. Melby also served in a number of positions within the aerospace industry, most recently with Metal Form, Inc., a privately held Kent, Washington-based aerospace manufacturing company, where he was President and Chief Executive Officer from 1987 to September 1999.
     Mitchell A. Saltz has served as a director of our company since October 1998. Mr. Saltz is a private investor. Mr. Saltz served as Chairman of the Board and Chief Executive Officer of our company from February 1998 through December 5, 2003. Mr. Saltz previously was a strategic investor and independent consultant.
     David M. Stone has been the President and Chief Executive Officer of The Alacrity Homeland Group, a provider of strategic planning, government affairs, and corporate development services dealing with Homeland Security and critical infrastructure protection, since January 2006. Admiral Stone also serves as Founder, President, and CEO of The Alacrity Solutions Corporation, a provider of tailored consulting services to high technology companies which he established in November 2005. Admiral Stone was the Assistant Secretary of Homeland Security for the Transportation Security Administration from December 2003 until June 2005, the Deputy Chief of Staff at the Transportation Security Administration from August 2003 to December 2003, and the Homeland Federal Security Director at Los Angeles International Airport from July 2002 until May 2003. Admiral Stone retired in April 2002 after a 28 year career in the United States Navy achieving the rank of Rear Admiral. Admiral Stone is a director of BEI Precision Systems and Space Company Inc. and Vice Chairman of the Board of The Ocean Security Initiative, a non-profit organization focusing on building global private-public partnerships in the maritime domain.

     I. Marie Wadecki has served as a director of our company since September 2002. Ms. Wadecki has been the Corporate Budget Director of the McLaren Health Care Corporation, a Michigan-based $2.5 billion five hospital health care system, since January 2001. Ms. Wadecki has been with McLaren for more than 30 years, holding positions of increasing responsibility. From January 1996 through December 2000, Ms. Wadecki served as McLaren Regional Medical Center Budget Manager. Ms. Wadecki is a member of the National Association of Corporate Directors, the American College of Healthcare Executives, and Hospital Financial Management Association.
Information Relating to Corporate Governance and the Board of Directors
     Our bylaws authorize our Board of Directors to appoint from among its members one or more committees consisting of one or more directors. Our Board of Directors has created three standing committees: an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. Our Board of Directors has determined, after considering all the relevant facts and circumstances, that each of Jeffrey D. Buchanan, John B. Furman, James J. Minder (who is retiring and not seeking reelection at this meeting), Barry M. Monheit, and I. Marie Wadecki is and Admiral Stone would be an independent director because they have no material relationship with our company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). Michael F. Golden, who is a current employee of our company, is an employee director; and Colton R. Melby, Mitchell A. Saltz, and Robert L. Scott, who are former employees of our company, are non-employee directors.
     Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.smith-wesson.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or Nasdaq Global Select Market regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at the address of our executive offices set forth in this proxy statement.
     We regularly schedule executive sessions in which independent directors meet without the presence or participation of management. The Chairman of the Board serves as the presiding director of such executive sessions.
     Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of Smith & Wesson Holding Corporation c/o any specified individual director or directors at the address of our executive offices set forth in this proxy statement. Any such letters are sent to the indicated directors.
     The Audit Committee
     The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to its oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter, which constitutes Annex A to this proxy statement, and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.
     The Audit Committee currently consists of Messrs. Buchanan, Furman, and Ms. Wadecki, each of whom is an independent director of our company under the rules of the Nasdaq Global Select Market as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Mr. Buchanan serves as the Chairman of the

Audit Committee. The Board of Directors has determined that each of Messrs. Buchanan and Furman and Ms. Wadecki, whose backgrounds are detailed above, qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC.
     The Compensation Committee
     The purposes of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Buchanan, Furman, and Minder, with Mr. Minder serving as Chairman. Mr. Minder is retiring as a director and will not be standing for reelection.
     The Nominations and Corporate Governance Committee
     The purposes of the Nominations and Corporate Governance Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Nominations and Corporate Governance Committee currently consists of Messrs. Furman and Minder and Ms. Wadecki. Ms. Wadecki currently chairs the committee.
     The Nominations and Corporate Governance committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. Our director nominee, Mr. Stone, was recommended to our Chief Executive Officer by mutual acquaintances. As discussed above, the members of the Nominations and Corporate Governance Committee are independent, as that term is defined under the rules of the Nasdaq Global Select Market.
     Our Board of Directors held a total of five meetings during the fiscal year ended April 30, 2006. During the fiscal year ended April 30, 2006, the Audit Committee held 11 meetings; the Compensation Committee held five meetings; and the Nominations and Corporate Governance Committee held four meetings. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she was a member. We encourage each of our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of stockholders. All of our directors attended our 2005 annual meeting of stockholders.
Director Compensation and Other Information
     We pay each non-employee director an annual retainer in the amount of $60,000. The non-executive Chairman of the Board and the non-executive Chairman of the Audit Committee each receives an additional $25,000 per year over the standard outside director compensation; the non-executive Vice Chairman of the Board receives an additional $18,000 per year plus a per diem expense allowance of $1,000 while traveling on behalf of our company at various industry functions; and the non-executive chairs of the Compensation Committee and the Nominations and Corporate Governance Committees each receives an additional $6,000 per year. We also reimburse each non-employee director for travel and related expenses incurred in connection with attendance at Board and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.
     Each non-employee director receives an automatic grant of options to acquire 25,000 shares of our common stock on the date of his or her first appointment or election to our Board of Directors. Each non-employee director also receives an automatic grant of options to purchase 10,000 shares of our common stock at the time of the meeting of our Board of Directors held immediately following each annual meeting of stockholders.

EXECUTIVE COMPENSATION
Summary of Cash and Other Compensation
     The following table sets forth, for the fiscal years ended April 30, 2004, 2005, and 2006, the total compensation for services in all capacities to us and our subsidiaries received by our Chief Executive Officer and our four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 for the fiscal year ended April 30, 2006.
SUMMARY COMPENSATION TABLE

				Long Term
				Compensation
				Awards
				Securities	All Other
	Annual Compensation			Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(2)	Options (#)(3)	($) (1)
Michael F. Golden (4) President and Chief	2006	$353,846	$423,486	100,000	$7,306	(5)
Executive Officer	2005	129,270	—	500,000	55,822	(5)

Leland A. Nichols (6)	2006	$210,768	$139,992	50,000	$90,049	(5)
Chief Operating Officer	2005	52,000	30,000	100,000	17,617	(5)

John A. Kelly (7)	2006	$216,456	$143,770	50,000	$—
Chief Financial Officer	2005	216,012	—	—	—
and Treasurer	2004	188,212	94,666	—	—

Thomas L. Taylor (8)	2006	$202,322	$134,382	25,000	$—
Vice President — Marketing	2005	147,471	—	100,000	111,127	(5)

Kenneth W. Chandler (9)	2006	$199,511	$132,515	100,000	$—
Vice President — Operations	2005	77,395	—	100,000	—

(1)	Certain executive officers also received certain perquisites, the value of which did not exceed the lesser of 10% of the annual salary and bonus or $50,000.

(2)	Bonuses generally are paid after the end of the applicable fiscal year.

(3)	The exercise price of all options granted was equal to or greater than the fair market value of our common stock on the date of grant.

(4)	Mr. Golden became President and Chief Executive Officer of our company in December 2004.

(5)	Reimbursement of relocation and temporary living expenses.

(6)	Mr. Nichols became Vice President – Sales of our company in January 2005. Mr. Nichols has served as the Chief Operating Officer of our subsidiary, Smith & Wesson Corp., since April 2006.

(7)	Mr. Kelly became Chief Financial Officer and Treasurer of our company in February 2004. Mr. Kelly served as Vice President-Finance and Chief Financial Officer of Smith & Wesson Corp. from August 1994 until February 2004.

(8)	Mr. Taylor became Vice President – Marketing of our company in July 2004.

(9)	Mr. Chandler became Vice President – Operations of our company in November, 2004.

Option Grants
     The following table sets forth certain information with respect to stock options granted to the named executive officers in the fiscal year ended April 30, 2006.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of	Percent of			Potential Realizable Value
	Securities	Total Options			at Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation
	Options(1)	Employees in	Price Per	Expiration	for Option Term(2)
Name	Granted	Fiscal Year	Share	Date	5%	10%
Michael F. Golden	100,000	12.3%	$4.46	07/19/15	$280,000	$711,000

Leland A. Nichols	50,000	6.1%	$4.46	07/19/15	$140,000	$355,500

John A. Kelly	50,000	6.1%	$4.46	07/19/15	$140,000	$355,500

Thomas L. Taylor	25,000	3.1%	$4.46	07/19/15	$70,000	$177,750

Kenneth W. Chandler	50,000	6.1%	$4.46	07/19/15	$140,000	$355,500
	50,000	6.1%	$4.93	11/08/15	$175,099	$456,793

(1)	Other than the option grant to Mr. Chandler to purchase 50,000 shares at a exercise price of $4.93 per share, one-third of the options granted to each of the named officers will vest and become exercisable on the first, second, and third anniversaries of the date of grant. Mr. Chandler’s option to purchase 50,000 shares at an exercise price of $4.93 per share vested and became exercisable in full on May 8, 2006.

(2)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.
Option Exercises and Option Holdings
     The following table describes, for the named executive officers, the exercisable and unexercisable options held by them as of April 30, 2006.
FISCAL YEAR-END OPTION VALUES

			Value of Unexercised
	Number of Unexercised		In-the Money Options
	Options at Fiscal Year-End		At Fiscal Year-End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael F. Golden	100,000	500,000	$492,000	$2,161,000
Leland A. Nichols	33,334	116,666	$153,003	$402,497
John A. Kelly	500,000	50,000	$2,753,000	$96,500
Thomas L. Taylor	33,334	91,666	$165,337	$378,913
Kenneth W. Chandler	33,334	161,666	$161,337	$492,163

(1)	Calculated based upon the April 28, 2006 closing price of $6.39 per share on the American Stock Exchange where our stock was traded until July 20, 2006, multiplied by the number of shares held, less the aggregate exercise price for such shares.

Employment Agreement and Change in Control Arrangements
     We and Michael Golden are parties to a revised employment agreement dated as of February 1, 2006 providing for the continued employment of Mr. Golden as the President and Chief Executive Officer of our company. The employment agreement has an initial term of three years and is subject to renewal for successive one-year periods.
     The employment agreement provides for Mr. Golden to receive an annual base salary of $450,000. Under the employment agreement, we provide Mr. Golden with a car allowance of $1,000 per month and Mr. Golden is entitled to participate in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, or benefits as may from time to time be provided to other employees of our company. We will also reimburse Mr. Golden for the reasonable insurance premiums (and any taxes incident thereto) for disability insurance covering up to 75% of his base salary; for medical and hospitalization insurance for him, his wife, and his children under the age of 25; and for a $5.0 million term life insurance policy with such beneficiaries as he selects. The agreement contains provisions that prohibit Mr. Golden from competing with our company or soliciting our personnel or employees for periods of 12 and 24 months, respectively, following the termination of his employment with our company.
     The employment agreement provides that either we or Mr. Golden may terminate Mr. Golden’s employment at any time. If we unilaterally terminate Mr. Golden’s employment without cause, Mr. Golden will receive his base salary, an amount equal to the average of his bonus paid for each of the two fiscal years immediately preceding his termination (not taking into account the fiscal year ended April 30, 2005), and any fringe benefits being received by him at the date of termination for a period equal to the greater of the remaining employment term under the agreement or one year after such termination. In the event that Mr. Golden’s employment is not extended under the agreement at the end of the three-year term or any yearly extension of such term, Mr. Golden will receive, for a period of one year, his base salary, an amount equal to the average of his bonus paid for each of the previous two years, and any fringe benefits then being received by him. If Mr. Golden’s employment is terminated for reason of disability, death, by him voluntarily, or by us for cause as a result of certain acts committed by Mr. Golden (as set forth in the agreement), he will receive no further compensation under the employment agreement. In addition, upon termination of his employment, Mr. Golden must resign all positions, including any positions on the Board of Directors of our company.
     In the event of a change of control of our company, Mr. Golden may, at his option and upon written notice to us, terminate his employment, unless the change in control has been approved by our Board of Directors and the provisions of the employment agreement remain in full force and effect and Mr. Golden suffers no reduction in his status, duties, authority, and compensation following the change in control. If Mr. Golden terminates his employment due to a change of control not approved by the Board of Directors or following which the employment agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, he will receive his base salary, an amount equal to the average of his bonus paid for each of the two fiscal years immediately preceding his termination (not taking into account the fiscal year ended April 30, 2005), and any fringe benefits being received by him at the date of termination for a period equal to the greater of the remaining employment term under the agreement or one year after such termination. In addition, under the terms of his option agreements, the vesting of Mr. Golden’s stock options or other stock awards is accelerated upon the occurrence of a change of control of our company.
2001 Employee Stock Purchase Plan
     Our 2001 employee stock purchase plan is designed to encourage stock ownership in our company by our employees, thereby enhancing employee interest in our continued success. The plan was adopted by our Board of Directors in November 2001 and approved by our stockholders in February 2002. Our Board of Directors amended the plan in May 2004. There are 10,000,000 shares of our common stock currently reserved for issuance under the plan. The plan is currently administered by our Board of Directors. Under the plan’s terms, however, the board may appoint a committee to administer the plan. The plan gives broad powers to the board or the committee to administer and interpret the plan.

     The plan permits employees to purchase our common stock at a favorable price and possibly with favorable tax consequences to the participants. All employees of our company or of those subsidiaries designated by the board who are regularly scheduled to work at least 20 hours per week for more than five months per year are eligible to participate in any of the purchase periods of the plan. However, any participant who would own, as determined under the Internal Revenue Code, immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of the stock of our company will not be granted an option under the plan. The plan as revised is implemented in a series of successive offering periods, each with a maximum duration of six months.
     All eligible employees automatically are participants. Eligible employees may elect to participate in the plan on April 1 or October 1 of each year. Subject to certain limitations determined in accordance with calculations set forth in the plan, a participating employee is granted the right to purchase shares of common stock on the last business day on or before each March 31 and September 30 during which the employee is a participant in the plan. Upon enrollment in the plan, the participant authorizes a payroll deduction, on an after-tax basis, in an amount of not less than 1% and not more than 20% of the participant’s compensation on each payroll date. Payment on the initial purchase date in the first offering period will be a lump-sum payment unless the participant elects otherwise. Unless the participant withdraws from the plan, the participant’s option for the purchase of shares will be exercised automatically on each exercise date, and the maximum number of full shares subject to the option will be purchased for the participant at the applicable exercise price with the accumulated plan contributions then credited to the participant’s account under the plan.
     As required by tax law, no participant may receive an option under the plan for shares that have a fair market value in excess of $25,000 for any calendar year, determined at the time the option is granted. In addition, no participant may purchase more than 12,500 shares on any purchase date. No interest is paid on funds withheld, and those funds are used by our company for general operating purposes.
     No plan contributions or options granted under the plan are assignable or transferable. The expiration date of the plan will be determined by the board and may be made any time following the close of any six-month exercise period, but may not be longer than 10 years from April 1, 2002. If our company dissolves or liquidates, the offering period will terminate immediately prior to the consummation of that action, unless otherwise provided by the board. In the event of a merger, a sale of at least 50 percent of our then outstanding Common Stock, or a sale of all or substantially all of our company’s assets, each option under the plan will be assumed or an equivalent option substituted by the successor corporation. If the options under the plan are not assumed or equivalent options are not substituted by the successor corporation, then the purchase date for the options will be accelerated to a date prior to the transaction, and on the closing of the transaction, all outstanding options and the plan will terminate. The unexercised portion of any option granted to an employee under the plan will automatically terminate immediately upon the termination for any reason, including retirement or death, of the employee’s employment.
     The plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options, and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends.
     The board or the committee may amend, suspend, or terminate the plan at any time, provided that such amendment may not adversely affect the rights of the holder of an option. However, the plan may be amended to shorten any outstanding offerings (even if it adversely affects the option holders) to eliminate or minimize any adverse financial accounting consequences.
     Our stockholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the plan. If any option granted under the plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the plan.
2001 Stock Option Plan
     Our 2001 Stock Option Plan was designed to attract, motivate, and retain, and reward our employees, officers, directors, and independent contractors by providing them with stock options. Eligible persons under the plan include key personnel (including directors and executive officers), consultants, and independent contractors who perform valuable services for us or our subsidiaries. Persons who are employees of or consultants to us or our subsidiaries, other than directors, executive officers, and persons who own 10 percent or more of our common stock, are eligible to receive options granted under the plan.
     The plan may be administered by the Board of Directors or a committee of the board. The Board of Directors or committee determines the persons to receive awards, the type and number of awards to be granted, the vesting and exercisability of the award, and any other conditions to which the award is subject.
     If any change in our common stock occurs through merger, consolidation, reorganization, capitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, adjustments will be made as to the maximum number of shares subject to the plan and the number of shares and exercise price per share of stock subject to outstanding options.
     There were outstanding issued but unexercised options to acquire 1,238,167 shares of our common stock at an average exercise price of $1.17 per share under the 2001 Stock Option Plan as of April 30, 2006. Options granted after October 1, 2004 are granted under our 2004 Incentive Stock Plan.
2004 Incentive Stock Plan
     Our 2004 Incentive Stock Plan was adopted by our Board of Directors in May 2004 and approved by our stockholders in September 2004. The plan is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. Under the plan, we may grant stock options, restricted stock, stock appreciation rights, stock bonuses, and other stock awards. The persons eligible to receive awards under the plan consist of officers, directors, employees, and independent contractors. However, incentive stock options may be granted under the plan only to our employees, including our officers who are employees. There were outstanding issued but unexercised options to acquire 1,170,000 shares of our common stock at an average exercise price of $3.73 per share under the plan as of April 30, 2006. The material features of the plan are outlined below.
     Shares available for awards; Adjustments. Under the plan, an aggregate number of shares of common stock equal to the lesser of (1) 15% of the shares of our common stock outstanding from time to time or (2) 10,000,000 shares of common stock is available for issuance pursuant to awards granted under the plan. The number of available shares will be increased by number of shares with respect to which awards previously granted under the plan are terminated without being exercised, expire, are forfeited or cancelled, do not vest, or are surrendered in payment of any awards or any tax withholding with respect thereto. The plan also provides for adjustment of the number and kind of shares for which awards may be granted, the number and kind of shares subject to the plan’s annual limits, the number and kind of shares subject to outstanding awards, the applicable exercise price of outstanding awards and any other applicable aspect of an outstanding award, as determined by our committee, in the event of any increase or decrease in the number of issued and outstanding shares of our common stock as a result of any dividend or other distribution (whether in the form of cash, our stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event that affects our stock or such other securities of ours or any other issuer.
     Administration. The plan is administered by a committee of the board. The committee determines the persons to receive awards, the type and number of awards to be granted, the vesting and exercisability of the award, and any other conditions to which the award is subject. Awards may be settled in the form of cash, shares of common stock, other awards, or other property in the discretion of the committee. The committee, in its discretion, may accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award, including such acceleration in connection with a “change in control” of our company or upon a termination of service after a change in control.
     Stock options and stock appreciation rights. The committee is authorized to grant stock options, including incentive stock options. In addition, the committee is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date of the stock appreciation right. The committee determines the exercise price per share subject to an option and the grant price of a stock appreciation right. The per share exercise price of an incentive stock option, however, must not be less than the fair market value of a share of common stock on the grant date. The committee generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be vested and exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no incentive stock option may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the committee, including cash, shares (including cancellation of a portion of the shares subject to the award), outstanding awards, or other property having a fair market value equal to the exercise price. Options may also be exercisable in connection with a broker-assisted sales transaction (a “cashless exercise”) as determined by the committee. The committee determines methods of exercise and settlement and other terms of the stock appreciation rights.
     Restricted stock. The committee is authorized to grant restricted stock. Restricted stock is a grant of shares of common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the committee.
     Bonus stock and other stock-based awards. The committee is authorized to grant shares of common stock as a bonus free of restrictions for services performed for us or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the plan or other plans or compensatory arrangements, subject to such terms as the committee may specify. The committee is authorized to grant awards under the plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon our performance or any other factors designated by the committee, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The committee determines the terms and conditions of such awards.
     Automatic grants to directors. Under the plan, as long as shares are available for grant under the plan, we will make automatic grants of options to our directors. On the date a non-employee director is first appointed or elected to our board of directors, we will automatically grant an option to purchase 25,000 shares to that new director. In addition, each year we will grant an option to purchase 10,000 shares of our common stock to each non-employee director each year at the time of our annual meeting of stockholders, provided that such director did not receive his or her initial automatic grant of an option to purchase 25,000 shares within 90 days of the date of the annual automatic option grant. The exercise price of these options is the fair market value of our common stock on the date of the grant. These options vest and become exercisable as to 1/12th per month after the date of grant, and expire on the tenth anniversary of the date of grant.
     Other terms of awards. Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the committee. Awards under the plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest on deferred amounts. The committee is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the plan. The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee may, in its discretion, permit transfers of awards subject to any applicable legal restrictions.
     Acceleration of Vesting; Change in Control. The committee, in its discretion, may accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if we undergo a “change in control,” as defined in the plan. To the extent we undergo a sale of all or substantially all of our assets, reorganization, merger, or consolidation in which we do not survive, or in which our securities are exchanged or converted into securities issued by another entity, the plan provides that outstanding options may be assumed or substituted for in accordance with their terms with the consent of our Board of Directors or the committee. If the options are not assumed or substituted for, to the extent applicable, such options will terminate immediately prior to the closing of the corporate transaction. The committee will give option holders a reasonable period of time prior to the closing of the corporate transaction to exercise their outstanding vested options.
     Amendment and termination. Our Board of Directors may amend, alter, suspend, discontinue, or terminate the plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Awards granted prior to such amendment or termination may not materially and adversely affect the rights of any participant with an outstanding award without consent of the participant. Unless terminated earlier by our Board of Directors, the plan will terminate on the earlier of (1) ten years from the date of the later to occur of (i) the original date the plan was approved by our Board of Directors or our stockholders, whichever is earlier, or (ii) the date an increase in the number of shares reserved for issuance under the plan is approved by our Board of Directors (so long as such increase is also approved by our stockholders), and (2) at such time as no shares of common stock remain available for issuance under the plan and our company has no further rights or obligations with respect to outstanding awards under the plan.
EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our equity compensation plans as of April 30, 2006.

(c) Number of
	(a) Number of		Securities
	Securities to be		Remaining Available for
	Issued Upon	(b) Weighted	Future Issuance Under
	Exercise of	Average Exercise	Equity Compensation
	Outstanding	Price of Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants,	Securities Reflected in
Plan Category	and Rights	and Rights	Column (a))
Equity Compensation Plans Approved by Stockholders	2,409,167	$2.41	8,829,167

Equity Compensation Plans Not Approved by Stockholders (1)	500,000	$1.47	—

Total	2,908,167	$2.25	8,829,167

(1)	Represents option granted pursuant to the Non-Qualified Stock Option Agreement dated December 6, 2004 between us and our chief executive officer. The option grant vests in equal installments over five years and has a maximum term of ten years. Upon termination of employment without cause, the option (to the extent vested and outstanding) will remain exercisable for three months following termination of employment. Upon termination of employment as a result of death or mental or physical disability, the option (to the extent vested and outstanding) will remain exercisable for 12 months after termination of employment. If employment is terminated for cause, the option immediately terminates. Upon a change in control (as defined in the agreement) not approved by the Board of Directors, the option shall become fully vested and exercisable. The option may be exercised by payment of cash or, with the consent of the Company, by promissory note or through a cashless exercise program.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Overview and Philosophy
     Our Board of Directors has appointed a Compensation Committee, consisting exclusively of independent directors. The Compensation Committee, as directed by the Board of Directors, determines and approves, or makes recommendations to the Board of Directors with respect to, the compensation of our Chief Executive Officer and other executive officers and considers the grant of stock-based compensation to our Chief Executive Officer and other executive officers under our 2004 Incentive Stock Plan. The committee generally reviews base salary levels for executive officers of our company at the beginning of each fiscal year and recommends bonuses at the end of each fiscal year based upon our company’s and individual performance. The Compensation Committee held five meetings during fiscal 2006.
     The compensation program for executive officers consists primarily of base salary, performance based bonuses, and long-term incentives in the form of stock-based compensation, including stock options, restricted stock, restricted stock units, and other long-term equity incentives. Executives also participate in other benefit plans, including medical and retirement plans, which generally are available to all regular full-time employees of our company.
     Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. We establish annual bonus programs designed to reward individuals for performance based primarily on our financial results, including revenue and profitability, as well as the achievement of personal and corporate objectives that contribute to our long-term success in building stockholder value.
Base Salary and Annual Incentives
     We generally follow a subjective and flexible approach, rather than an objective or formula approach, to compensation. We do, however, establish annual incentive compensation programs for our executives that emphasize certain goals for the particular year. In establishing compensation programs for any particular year, we focus on then current corporate goals. We generally establish our base salaries and incentive awards following discussions with independent compensation consultants.
     Base salaries for executive officers are established relative to our financial performance, experience levels, and comparable positions in similarly sized companies. From time to time, we may use competitive surveys and outside consultants to help determine the relative competitive pay levels. We target base pay at the level required to attract and retain highly qualified executives. In determining salaries, the committee also takes into account individual experience and performance, salary levels relative to other positions within our company, and our specific needs. The committee’s evaluation of the factors described above is subjective, and the committee does not assign a particular weight to any one factor.
     Annual incentive awards are based on our financial performance and the efforts of our executives. Our Incentive Compensation Program for fiscal 2006 provided for bonuses to be awarded based on achieving designated levels of both sales growth and earnings before interest, taxes, depreciation, or amortization, or EBITDA, with awards to various executives depending on their position and base salaries.
Stock-Based Compensation Grants
     We strongly believe in tying executive rewards directly to our long-term success and increases in stockholder value through grants of stock options. Stock-based compensation grants also will enable executives to develop and maintain a significant stock ownership position in our company. The amount of stock-based compensation granted takes into account previous grants to an individual.
Other Benefits
     Executive officers are eligible to participate in benefit programs maintained for all of our full-time employees. These programs include medical insurance, a qualified defined investment plan, a non-contributory profit sharing plan, and a medical program.

Compensation of the President and Chief Executive Officer
     During fiscal 2006, the committee evaluated the factors described above in determining the base salary and other compensation of Michael F. Golden, our President and Chief Executive Officer. We have an employment agreement with Mr. Golden. See “Executive Compensation – Employment Agreement.” We paid Mr. Golden a base salary during fiscal 2006 as provided under his employment agreement, a bonus of $323,486 under our Incentive Compensation Program for fiscal 2006, and a discretionary $100,000 bonus.
Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. We do not believe that our compensation arrangements with any of our executive officers will exceed the limits on deductibility during our current fiscal year. We also intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).
     This report has been furnished by the Compensation Committee of our Board of Directors.
James J. Minder, Chairman
Jeffrey D. Buchanan
John B. Furman
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During the fiscal year ended April 30, 2006, our Compensation Committee consisted of Messrs. Buchanan, Furman, and Minder. None of these individuals had any contractual or other relationships with us during the fiscal year except as directors.

REPORT OF THE AUDIT COMMITTEE
     The Board of Directors has appointed an Audit Committee, consisting of three independent directors. All of the members of the Audit Committee are “independent” of our company and management, as independence is defined in applicable rules of the Nasdaq Global Select Market and the SEC.
     The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.
     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
     In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.
     The committee discussed with the independent auditor the overall scope and plans for its audit. The committee met with the independent auditor, with and without management present, to discuss the results of the examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held 11 meetings during the fiscal year ended April 30, 2006.
     Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2006 for filing with the SEC.
     The report has been furnished by the Audit Committee of our Board of Directors.
Jeffrey D. Buchanan, Chairman
John B. Furman
I. Marie Wadecki

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers, and persons that own more than 10 percent of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10 percent stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.
     Based solely upon our review of the copies of such forms received by us during the fiscal year ended April 30, 2006, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except that Kenneth W. Chandler filed a late Form 4 relating to a stock option grant, Colton R. Melby filed five late Form 4s related to sales of common stock, and Robert L. Scott filed two late Form 4s related to the disposal of warrants and the purchase of common stock.

PERFORMANCE GRAPH
     The following line graph compares cumulative total stockholder returns for the five years ended April 30, 2006 for (i) our common stock; (ii) the S&P SmallCap 600 Index; (iii) Sturm, Ruger & Company, Inc., which is the most direct comparable (Peer Group (2) on the graph below); and (iv) a peer group consisting of Sturm, Ruger and Company, Inc., Armor Holdings, Inc., Ceradyne, Inc.; DHB Industries, Inc.; and Mace Security International, Inc. (Peer Group (1) on the graph below). The graph assumes an investment of $100 April 30, 2001. The calculations of cumulative stockholder return on the S&P SmallCap 600, and the peer groups include reinvestment of dividends. The calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay any other dividends during the measurement period. The performance shown is not necessarily indicative of future performance.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG SMITH & WESSON HLDG CORP., THE S & P SMALLCAP 600 INDEX
AND TWO PEER GROUPS

*	$100 invested on 4/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending April 30.
Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of our common stock on July 31, 2006 by (1) each director, nominee for director, and each executive officer of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than five percent of our common stock.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent
Directors and Executive Officers:
Michael F. Golden (2)	233,548	*
John A. Kelly (3)	457,119	1.1%
Leland A. Nichols (4)	103,001	*
Thomas L. Taylor (5)	79,630	*
Kenneth W. Chandler (6)	108,801	*
Ann B. Makkiya (7)	37,447	*
Jeffrey D. Buchanan (8)	50,000	*
John B. Furman (9)	82,500	*
Colton R. Melby (10)	5,125,000	12.9%
James J. Minder (11)	80,000	*
Barry M. Monheit (12)	611,800	1.6%
Mitchell A. Saltz (13)	3,862,900	9.8%
Robert L. Scott (14)	350,000	*
David M. Stone	—	—
I. Marie Wadecki (15)	54,250	*

All directors and executive officers as a group (14 persons) (16)	11,235,996	27.6%

*	Less than 1% of the outstanding shares of common stock

(1)	Includes, when applicable, shares owned of record by such person’s minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control, or power of disposition. Also includes shares of common stock that the identified person had the right to acquire within 60 days of July 31, 2006 by the exercise of vested stock options or warrants. In calculating the percentage of ownership, all shares of common stock which the identified person will have the right to acquire within 60 days of July 31, 2006 upon the exercise of vested stock options or warrants are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other person.

(2)	Includes 133,334 shares of common stock issuable upon exercise of vested stock options.

(3)	Includes 441,667 shares of common stock issuable upon exercise of vested stock options.

(4)	Includes 50,001 shares of common stock issuable upon exercise of vested stock options.

(5)	Includes 75,001 shares of common stock issuable upon exercise of vested stock options.

(6)	Includes 100,001 shares of common stock issuable upon exercise of vested stock options.

(7)	Includes 35,001 shares of common stock issuable upon exercise of vested stock options.

(8)	Includes 35,000 shares of common stock issuable upon exercise of vested stock options.

(9)	Includes 30,000 shares of common stock issuable upon exercise of vested stock options.

(10)	Includes 115,000 shares of common stock issuable upon exercise of vested stock options.

(11)	Includes 20,000 shares of common stock issuable upon exercise of vested stock options.

(12)	Includes 30,000 shares of common stock issuable upon exercise of vested stock options.

(13)	Includes 115,000 shares of common stock issuable upon exercise of vested stock options. Does not include 275,000 shares owned by Mr. Saltz’ spouse, Sherry L. Noreen, a former director and the former Secretary of our company.

(14)	Includes 10,000 shares of common stock issuable upon exercise of vested stock options.

(15)	Includes 30,000 shares of common stock issuable upon exercise of vested stock options.

(16)	Includes 1,220,005 shares of common stock issuable upon exercise of vested stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We and Robert L. Scott, a director of our company, were parties to a one-year consulting agreement dated as of February 1, 2005 under which Mr. Scott provided consulting services relating to sales, marketing, and special projects. The agreement provided for compensation of $1,500 per month plus a fee of $1,000 for each day that Mr. Scott traveled on our business at the request of our Chief Executive Officer.
     Our company has entered into indemnification agreements with each of its directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Nevada law, for certain liabilities to which they may become subject as a result of their affiliation with our company.
     On September 12, 2005, we completed the sale of an aggregate of 6,000,000 shares of common stock and warrants to purchase an additional 1,200,000 shares of common stock at $5.33 per share until September 26, 2006. The sale was made to institutional investors in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D under such act. We received an aggregate of $26,160,000 for the sale of the shares.
     The proceeds from the sale were used to repurchase outstanding warrants to purchase our common stock held by Mitchell A. Saltz and Robert L. Scott, who are directors of our company, and for working capital. We also entered into an agreement with Messrs. Saltz, Scott, and Colton R. Melby, another director of our company, pursuant to which Messrs. Saltz, Scott, and Melby have agreed to sell us an aggregate of 1,200,000 shares of our common stock if requested by us, at a price per share of $5.33 in the event of the exercise of the warrants.

PROPOSAL TWO
AMENDMENTS TO OUR 2004 INCENTIVE STOCK PLAN
     We are seeking approval of amendments to our 2004 Incentive Stock Plan to (i) permit the grant of performance-based vesting awards that will qualify for a full tax deduction and (ii) to revise the plan limits on individual grants to more closely conform to the tax law and to increase the limit for awards to provide us with greater flexibility.
     Section 162(m) of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), limits the tax deduction we can receive for compensation paid to our named executive officers to $1 million per executive per year. Stock awards granted under the plan can qualify for an exception to this limit for “performance-based” compensation.
     Stock options and stock appreciation rights may qualify as “performance-based” compensation if (i) the exercise price per share of the option or right is at least equal to the per share fair market value of our common stock on the grant date; (ii) the option or right is granted by our compensation committee (which is composed of outside directors pursuant to the rules of Section 162(m) of the Code), and (iii) the plan contains a limit as to the number of shares that may be granted as options and stock appreciation rights in a given time period to any one person. Our plan has met these requirements since its adoption and will continue to meet these requirements after this amendment.
     All other stock awards (such as restricted stock or restricted stock units) may qualify as performance-based compensation if the following requirements are met: (i) the grant or vesting of the award must be conditioned on the achievement of objective performance goals established in writing by the committee while the outcome is substantially uncertain; (ii) the grant of the award and the certification of achievement of the performance goals must be made by our compensation committee (which is composed of outside directors pursuant to the rules of Section 162(m) of the Code); (iii) the plan contains a limit as to the maximum number of shares that may be received pursuant to these performance-based awards, and (iv) the material terms of the plan, including the limit on awards and the objective performance goals are approved by the stockholders. We are proposing by these amendments to add the performance goals and limits necessary to grant stock awards under the plan that qualify as “performance-based” compensation under Section 162(m) of the Code and thereby are not subject to the limit on the tax deduction we may receive.
     Under the proposed amendments, a new section (Section 6(e)) will be added to the plan that will contain the performance goals for awards to qualify under Section 162(m) of the Code. One or more of the following business criteria based on our consolidated financial statements, the financial statements of our affiliates, or for our business units (except with respect to the total stockholder return and earnings per share criteria), will be used by the committee in establishing performance goals for awards designed to comply with the performance-based compensation exception to Section 162(m) of the Code: (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any of our ongoing bonus plans; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. For employees subject to Section 162(m) of the Code, the performance goals and the determination of their achievement shall be made in accordance with Section 162(m) of the Code. The committee is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events, or in response to changes in applicable laws, regulations, or accounting principles
     In order to more closely conform to the requirements of Section 162(m) of the Code as well as provide our committee with more flexibility when making grants, these amendments propose to revise the per person annual plan limits to provide: (i) that no eligible participant may receive grants of options or stock appreciation rights for more than 300,000 shares per calendar year, which is an increase from the current limit of 100,000 shares, and

(ii) for a separate annual limit of 300,000 shares per person for the grant of all other stock awards under the plan where such awards are made pursuant to Section 6(e) (and thereby vest based on the performance goals described above).
     The material terms of the plan, other than those described above, are described in the “Executive Compensation — 2004 Incentive Stock Plan” section of this proxy statement.
Federal Income Tax Consequences of Awards
     The information set forth below is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax laws and therefore is subject to change when those laws change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
     Nonqualified Stock Options
     Generally, there is no taxation upon the grant of a nonqualified stock option where the option is granted with an exercise price per share equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock received over the exercise price paid. If the optionee is our employee or an employee of one of our affiliates, that income will be subject to employment taxes and withholding tax. The optionee’s tax basis in the shares received will be equal to their fair market value on the date of exercise of the option, and, generally, the optionee’s capital gain holding period for the shares will begin on the date of exercise.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.
     Incentive Stock Options
     The 2004 Incentive Stock Plan provides for the grant of stock options that qualify as “incentive stock options,” which are referred to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which is referred to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
     If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which is referred to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
     We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. If there is a Disqualifying Disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) of the Code and provided that amount is reasonable, and we timely satisfy our reporting requirements with respect to that amount.
     Stock Awards
     Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock. If the recipient is our employee or an employee of one of our affiliates, any income recognized will be subject to employment taxes and withholding tax.
     The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
     Stock Appreciation Rights
     Generally, there is no taxation upon the grant of a stock appreciation right, where the right is granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary compensation income equal to the fair market value of the stock on the day the right is exercised and the shares of our common stock are delivered.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
     Stock Units
     Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may only be delivered upon one of the following events: a fixed calendar date, separation from service, death, disability or a change of control. If delivery occurs on another date, unless the stock units qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, there will be an additional twenty percent excise tax and interest on any taxes owed.

     The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
     Section 162 Limitations
     Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m) of the Code, the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year as disclosed in our SEC filings. Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) deduction limitation as described above with respect to the proposed amendments.
     New Plan Benefits
     Because benefits and amounts are not determinable for the upcoming year under the plan, we have listed the amounts granted for the fiscal year ended April 30, 2006 fiscal year. The information for our named executive officers is contained above in the “Executive Compensation - Option Grants” section of this proxy statement.
     contained above in the option grants table above.

		Number
Name and Position	Dollar Value ($)	of Units
Executive officers as a group	Fair market value on date of grant	350,000
Non-executive directors as a group	Fair market value on date of grant	80,000
All non-executive employees as a group	Fair market value on date of grant	385,000
     Stockholders are requested to approve the amendment. The affirmative vote of a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote is required to approve the proposal. Abstentions will be counted as present and entitled to vote on the proposal and will have the same effect as negative votes. Shares represented by “broker non-votes” will be counted in determining whether there is a quorum at the meeting but will not be counted as votes for the amendments to our 2004 Incentive Stock Plan.
The Board of Directors recommends a vote “for” this proposal.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
     Our Audit Committee has appointed BDO Seidman LLP, an independent registered public accounting firm, to audit the consolidated financial statements of our company for the fiscal year ending April 30, 2007 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of BDO Seidman LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
     The Audit Committee has considered whether the provision of non-audit services by our auditor is compatible with maintaining the auditor’s independence.
     On October 11, 2005, we dismissed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditor. The decision to change our company’s independent registered public accounting firm was recommended and approved by the Audit Committee of our Board of Directors. On October 11, 2005, we engaged BDO Seidman, LLP as our independent auditor. We did not consult with BDO Seidman, LLP during the fiscal years ended April 30, 2004 and 2005 and through October 11, 2005, on either the application of accounting principles or type of opinion BDO Seidman, LLP might issue on our financial statements.
     During the fiscal years ended April 30, 2005 and 2004 and through October 11, 2005, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in its reports on our financial statements for such years.
     During the fiscal years ended April 30, 2004 and 2005 and through October 11, 2005, there were no reportable events as defined under Regulation S-K, except as noted below. As more fully discussed in our Form 10-K for the year ended April 30, 2005, our management determined that a “material weakness” existed in internal control over financial reporting related to stock awards as of April 30, 2005. This “material weakness” resulted in the restatement of our financial statements for the years ended April 30, 2002, 2003, and 2004 and for the quarters ended July 31, 2004, October 31, 2004, and January 31, 2005. As more fully discussed in the Item 4 section of our Form 10-Q for the quarter ended July 31, 2005, our management believes that this “material weakness” had been remediated as of July 31, 2005. We authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of the successor independent registered public accounting firm concerning the subject matter of the material weakness discussed above.
     The reports of PricewaterhouseCoopers LLP on our financial statements as of and for the fiscal years ended April 30, 2004 and 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.
     We requested that PricewaterhouseCoopers LLP furnish a letter addressed to the SEC stating whether PricewaterhouseCoopers LLP agrees with the above statements made by us. A copy of this letter addressed to the SEC, dated October 14, 2005, was filed as an exhibit to our Current Report on Form 8-K dated October 14, 2005.

Audit Fees
     The aggregate fees billed to our company by PricewaterhouseCoopers LLP for the fiscal year ended April 30, 2005, and by BDO Seidman LLP and PricewaterhouseCoopers LLP for the fiscal year ended April 30, 2006, are as follows:

	2005	2006
Audit Fees	$667,400	$433,265	(1)
Audit-Related Fees	87,400	823,138	(2)
Tax Fees	158,815	—
All Other Fees	—	—

Total	$913,615	$1,256,403

(1)	Represents $42,875 paid to PricewaterhouseCoopers LLP and $390,390 paid to BDO Seidman LLP.

(2)	Represents $353,138 paid to PricewaterhouseCoopers LLP and $470,000 paid to BDO Seidman LLP.
     Audit services for fiscal 2005 and 2006 consisted of the audit of our consolidated financial statements, the review of our quarterly financial statements, and assistance with the SEC investigation.
     Audit-related services for fiscal 2005 and 2006 consisted of Employee Stock Purchase Plan audits, matters related to Section 404 of the Sarbanes-Oxley Act of 2002, and SEC compliance matters.
     Tax compliance services for fiscal 2005 consisted primarily of federal, state, and local income tax return assistance, as well as assistance with Federal Form 1099 reporting requirements and review of various operating partnership and licensing agreements.
Audit Committee Pre-Approval Policies
     The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.
     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.
     Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     In order to be included in the proxy statement and form of proxy relating to our annual meeting of stockholders to be held during calendar 2007, stockholder proposals that are intended to be presented by stockholders must be received at our principal executive offices (1) not less than 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year’s annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting, and (2) with respect to any other annual meeting of stockholders, on or before the close of the business on the fifteenth day following the date (or the first date, if there be more than one) of public disclosure of the date of such meeting.
     Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2005, except in circumstances where (1) we receive notice of the proposed matter within the time periods described in the paragraph above, and (2) the proponent complies with the other requirements set forth in Rule 14a-4.
OTHER MATTERS
     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.
Dated: August 14, 2006

ANNEX A
Smith & Wesson Holding Corporation (the “Company”)
AUDIT COMMITTEE CHARTER
Purpose
     The purpose of the Audit Committee (the “Committee”) shall be as follows:
1.	To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

2.	To provide assistance to the Board of Directors with respect to its oversight of the following:
(a)	The integrity of the Company’s financial statements.

(b)	The Company’s compliance with legal and regulatory requirements.

(c)	The independent auditor’s qualifications and independence.

(d)	The performance of the Company’s internal audit function, if any, and independent auditor.
3.	To prepare the report that SEC rules require be included in the Company’s annual proxy statement.
Composition
     The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the NASDAQ Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and each of whom must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company during the previous three-year period.
     Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the NASDAQ Stock Market may serve as a member of the Committee, subject to the following:
•	the director, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board committee, does not accept any consulting, advisory, or other compensatory fee from the Company and is not an affiliated person of the Company or any subsidiary of the Company;

•	the director is not a current officer or employee of the Company or a family member of such officer or employee;

•	the Board determines, under exceptional and limited circumstances, that membership by the individual on the Committee is required by the best interests of the Company and its shareholders;

•	the Company discloses in the next annual proxy statement subsequent to such determination (or the Form 10-K if an annual proxy statement is not filed), the nature of the relationship and the reasons for that determination;

•	no such person may serve as the Chairman of the Committee; and

•	no such person may serve on the Committee for more than two years.

     No member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on Board committees and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by being an officer or owning more than 10 percent of the Company’s voting securities.
Qualifications
     All members of the Committee shall be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement, and cash flow statement) and at least one member either must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication (including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities) or be an “audit committee financial expert” under the requirements of the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside organization.
Appointment and Removal
     The members of the Committee shall be appointed by the Board of Directors. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.
Chairman
     Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.
Delegation to Subcommittees
     In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.
Meetings
     The Committee shall meet as frequently as circumstances dictate, but at least on a quarterly basis. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.
     All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.
     As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, if any, and the independent auditor to discuss any matters that the Committee, the independent auditor, or the internal auditor, if any, believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter.

Duties and Responsibilities
     The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.
     In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
     The Committee shall be given full access to the Company’s internal auditor, if any, Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.
     Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor. It also is the job of the Chief Executive Officer and senior management, rather than that of the Committee, to assess and manage the Company’s exposure to risk.
Documents/Reports Review
1.	Discuss with management and the independent auditor, prior to public dissemination, the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2.	Discuss with management and the independent auditor, prior to the Company’s filing of any quarterly or annual report, (a) whether any significant deficiencies in the design or operation of internal control over financial reporting exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal control over financial reporting; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

3.	Discuss with management and the independent auditor the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4.	Discuss with management and the independent auditor the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors
5.	Appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with the accounting firm.

6.	Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including resolving any disagreements between management and the independent auditor regarding financial reporting.

7.	Pre-approve, or adopt procedures to pre-approve, all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

8.	To the extent it deems it appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee provided that any member of the Committee who has exercised such delegation must report any such pre-approval decisions to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

9.	Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.

10.	Inform each accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review, or attest services for the Company that such firm shall report directly to the Committee.

11.	Review, at least annually, the qualifications, performance, and independence of the independent auditor. In conducting its review and evaluation, the Committee should do the following:
(a)	At least annually, obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

(b)	Ensure the receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

(c)	Ensure the rotation of the lead (or coordinating) audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

(d)	Confirm with the independent auditor that the lead (or coordinating) audit partner, the concurring (or reviewing) audit partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulations S-X.

(e)	Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).
Financial Reporting Process
12.	In consultation with the independent auditor, management, and the internal auditor, if any, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) all alternative treatments of financial statements within generally accepted accounting principals that have been discussed with the Company’s management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (e) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (f) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (g) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; (h) any significant matters arising from any audit, including audit problems and difficulties, whether raised by management, the internal auditor, if any, and the independent auditor, relating to the Company’s financial statements; and (i) any other material written communications between the independent auditor and the Company’s management, including any “management” letter or schedule of unadjusted differences.

13.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14.	Review with the independent auditor any audit problems or difficulties encountered and management’s response thereto. In this regard, the Committee will regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

15.	Obtain from the independent auditor assurance that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

16.	Discuss the scope of the annual audit and review the form of the opinion the independent auditor proposes to issue.

17.	Review and discuss with management and the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function, if any.

Legal Compliance/General
18.	Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

19.	Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

20.	Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies will provide that any public accounting firm may not provide audit services to the Company if the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or any person serving in an equivalent position for the Company was employed by the audit firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

21.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.	Unless specifically delegated by the Board of Directors to the Compensation Committee of the Board of Directors, review and approve all related party transactions (as specified in Item 404 of Regulation S-K) and review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by the Company.

23.	Review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors.
Reports
24.	Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

25.	Report regularly to the full Board of Directors. In this regard, the Committee will review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function, if any.

26.	The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

27.	Maintain minutes or other records of meetings and activities of the Committee.
Annual Performance Evaluation
     The Committee will perform a review and evaluation, at least annually, of the performance of the Committee, including reviewing the compliance of the Committee with this Charter. In addition, the Committee will review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee will conduct such evaluations and reviews in such manner as it deems appropriate.

Limitation of Audit Committee’s Role
     With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including the internal audit staff, if any, as well as the independent auditor have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.
     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

ANNEX B
PROPOSED AMENDMENTS TO
2004 INCENTIVE STOCK PLAN
Section 4 would be replaced in its entirety with the following:
     4. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Directors, who are not Employees and independent contractors shall be eligible to receive awards other than Incentive Stock Options.
     In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted stock options or stock appreciation rights under each of Sections 5(b) and 5(c) for more than 300,000 shares of Stock, subject to adjustment as provided in Section 9(c). In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted awards subject to Section 6(e) for more than 300,000 shares of Stock, subject to adjustment as provided in Section 9(c).
A new Section 6(e) would be added to the plan as follows:
     (e) Tax Qualified Performance Awards.
     Covered Employees. A Committee, composed in compliance with the requirements of Section 162(m) of the Code, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee that the provisions of this Section 6(e) shall be applicable to such Award.
     Performance Criteria. If an Award is subject to this Section 6(e), then the lapsing of restrictions thereon and the distribution of cash, Stock or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

B - 1

     Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.
     Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 6(e), but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 6(e). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a performance period or settlement of Awards.
     Committee Certification. Within a reasonable period of time after the performance criteria have been satisfied, to the extent necessary to qualify the payments as “performance based compensation” under Section 162(m) of the Code, the Committee shall certify, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied.

B - 2

SMITH & WESSON HOLDING CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors
    The undersigned stockholder of SMITH & WESSON HOLDING CORPORATION, a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated August 14, 2006, and hereby appoints Barry M. Monheit and Michael F. Golden, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company, to be held on Monday, September 18, 2006, at 9:00 a.m., local time, at Suite 700, 2375 East Camelback Road, Phoenix, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
    This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR the amendments to the Company’s 2004 Incentive Stock Plan; FOR the ratification of the appointment of BDO Seidman LLP as the independent auditor of our Company; and as said proxies deem advisable on such other matters as may come before the meeting.
    A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.
☐ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS:
FOR all nominees listed below ☐        WITHHOLD AUTHORITY to vote for all nominees listed below. ☐        *EXCEPTIONS ☐

Nominees:	Barry M. Monheit, Robert L. Scott, Michael F. Golden, Jeffrey D. Buchanan, John B. Furman, Colton R. Melby, Mitchell A. Saltz, David M. Stone, and I. Marie Wadecki

(INSTRUCTIONS:	To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
*Exceptions —

(Continued and to be signed and dated on the other side.)

2.    Proposal to amend the Company’s 2004 Incentive Stock Plan to qualify performance-vesting awards for a full tax deduction under Section 162(m) of the tax code and to revise the maximum annual limits for grants under the plan.
☐ FOR                ☐ AGAINST                ☐ ABSTAIN
3.    Proposal to ratify the appointment of BDO Seidman LLP as the independent auditor of the Company for the fiscal year ending
        April 30, 2007.
☐ FOR                ☐ AGAINST                ☐ ABSTAIN
and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.
To change your address, please mark this box.    ☐
To include any comments, please mark this box.    ☐
(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)
Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

Date

SMITH & WESSON HOLDING CORPORATION 2100 ROOSEVELT AVENUE SPRINGFIELD, MASSACHUSETTS 01104	Share Owner sign here

Co-Owner sign here